Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-204688) of McEwen Mining Inc.,

(2) Registration Statement (Form S-4 No. 333-178306) of McEwen Mining Inc., and

(3) Registration Statements (Forms S-8 No. 333-204693, 333-179144, 333-179143, 333-144563, 333-144569, and 333-112269) of McEwen Mining Inc.;

of our report dated May 20, 2016, with respect to the financial statements of Minera Santa Cruz S.A. included in this Amendment to Annual Report (Form 10-K/A) of McEwen Mining Inc. for the year ended December 31, 2015.

City of Buenos Aires, Argentina

May 20, 2016

PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.
/s/ Pistrelli, Henry Martin y Asociados S.R.L.
Member of Ernst & Young Global